Exhibit 99.1


SPAR GROUP SECURITIES MOVE UP TO NASDAQ NATIONAL MARKET

TARRYTOWN, N.Y.-- (BUSINESS WIRE) -- July 7, 2003 -- SPAR Group, Inc. (Nasdaq:
SGRP - News) today announced that NASDAQ has approved its application for listing its common stock on the NASDAQ National Market; trading began on July 3, 2003. The company's common stock had been trading on the NASDAQ SmallCap Market. The trading symbol will remain the same, SGRP.

         "We are very pleased to be moving up to NASDAQ's National Market, which we believe reflects SPAR Group's growth over recent years," said Bob Brown, SPAR Group's chairman and chief executive officer. "Our new trading venue will broaden SPAR Group's recognition in the public company marketplace and our reach to investors."

         SPAR Group, Inc. is a diversified marketing services company, providing a broad array of productivity enhancing products and services to help Fortune 1000 companies improve their sales, operating efficiency and profits. The company provides in-store merchandising, database and research services to general retail, mass market, drug and grocery chains throughout the United States and internationally.

         Certain statements in this news release are forward-looking and involve a number of risks and uncertainties, both known and unknown. Such statements include, but are not limited to the new trading venue broadening the company's reach to investors, along with other factors that could effect future results, performance or trends, some of which are discussed in SPAR Group's annual report on Form 10-K, quarterly reports on Form 10-Q, and other filings made with the Securities and Exchange Commission from time to time.